SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2009

eDiets.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30559	56-0952883
(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive

Suite 600

Fort Lauderdale, FL 33334

(Address of Principal Executive Offices) (Zip Code)

(954) 360-9022

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 1, 2009, eDiets.com, Inc. (the “Company”) received a Staff Determination letter from NASDAQ (the “Delisting Notice”) indicating that the Company is subject to delisting procedures due to the Company’s market value of listed securities falling below $35 million for the previous ten consecutive trading days as required by Marketplace Rule 4310(c)(3)(B). The Company has a period of 90 calendar days, or until June 30, 2009, to regain compliance.

The Delisting Notice also indicated that the Company does not comply with Marketplace Rules 4310(c)(3)(A) or 4310(c)(3)(C), which require minimum shareholder’s equity of $2.5 million or net income from continuing operations of $0.5 million in the most recently completed fiscal year or in the two of the last three most recently completed fiscal years.

A copy of the press release by the Company announcing its receipt of the Delisting Notice is attached thereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	eDiets.com, Inc. Press Release, issued April 3, 2009.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Kevin McGrath
Kevin McGrath Chief Executive Officer and President

Date: April 3, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	eDiets.com, Inc. Press Release, issued April 3, 2009.